UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CENTERSTATE BANK CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, APRIL 23, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of CenterState Bank Corporation (the “Company”), dated March 10, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, April 23, 2020. This supplement is being made available to shareholders on or about April 9, 2020. In addition, on April 9, 2020, the Company issued the following press release related to the change of Annual Meeting location.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

CENTERSTATE BANK CORPORATION

1101 FIRST STREET SOUTH

WINTER HAVEN, FL 33880

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 23, 2020

Dear Shareholders,

In the interest of the health and safety of our shareholders, employees, and communities, and in light of further developments regarding the coronavirus or COVID-19 and recent guidance from public health authorities, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”) of CenterState Bank Corporation (the “Company”) now will be held at the Company’s Posner Park Office, 3rd Floor, 42725 US Hwy 27, Davenport, FL 33837, instead of at a third party location. The previously announced date and time of the meeting (April 23, 2020 at 10:00 a.m., Eastern Daylight Time) has not changed. The items of business are the same as set forth in the Notice of Annual Meeting and Proxy Statement for the 2020 Annual Meeting of Shareholders previously mailed or made available to shareholders. For additional information regarding the 2020 Annual Meeting, please refer to the Proxy Statement for the 2020 Annual Meeting of Shareholders.

Shareholders of record of our common stock at the close of business on February 28, 2020, the record date, can attend, vote, and ask questions at the 2020 Annual Meeting. Please note that the instructions for voting during the 2020 Annual Meeting differ based on if you are a record holder or a beneficial, or street name, holder.

Your vote is important. We encourage you to submit your proxy before the 2020 Annual Meeting by one of the methods described in your proxy materials even if you plan to attend the 2020 Annual Meeting. The proxy card or voting instruction form included with the proxy materials that were previously distributed to you will not be updated to reflect the change in location. You may continue to use the proxy card or voting instruction form to submit your proxy in connection with the 2020 Annual Meeting.

This meeting does not relate to the special meeting of shareholders that will be held in connection with our pending merger with South State Corporation. A separate Special Meeting of Shareholders will be held in connection with the pending merger.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Ernest S. Pinner

Ernest S. Pinner

Chairman

Date: April 9, 2020

CenterState Announces Change in Location for 2020 Annual Meeting of Shareholders

WINTER HAVEN, FLORIDA – April 9, 2020 – CenterState Bank Corporation (NASDAQ: CSFL) (“CenterState”) announced today a change in the location of its 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”). In the interest of the health and safety of our shareholders, employees, and communities, and in light of further developments regarding the coronavirus or COVID-19 and recent guidance from public health authorities, the 2020 Annual Meeting now will be held at CenterState’s Posner Park Office, 3rd Floor, 42725 US Hwy 27, Davenport, FL 33837, instead of at a third party location.

The previously announced date and time of the 2020 Annual Meeting has not changed. Shareholders of record of our common stock at the close of business on February 28, 2020, the record date, can participate in the 2020 Annual Meeting.

Date: Thursday, April 23, 2020

Time: 10:00 a.m., Eastern Daylight Time

Location: CenterState’s Posner Park Office, 3rd Floor, 42725 US Hwy 27, Davenport, FL 33837

This meeting does not relate to the special meeting of shareholders that will be held in connection with our pending merger with South State Corporation. A separate Special Meeting of Shareholders will be held in connection with the pending merger.

About CenterState

CenterState operates as one of the leading Southeastern regional bank franchises headquartered in the state of Florida. Both CenterState and its nationally chartered bank subsidiary, CenterState Bank, N.A. (the "Bank"), are based in Winter Haven, Florida, between Orlando and Tampa.  With over $17 billion in assets, the Bank provides traditional retail, commercial, mortgage, wealth management and SBA services throughout its Florida, Georgia and Alabama branch network and customer relationships in neighboring states. The Bank also has a national footprint, serving clients coast to coast through its correspondent banking division. For additional information contact John C. Corbett (CEO), Stephen D. Young (COO) or William E. Matthews (CFO) at 863-293-4710.

Additional information may be found at www.centerstatebanks.com